Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Front Yard Residential Corporation Announces Quarterly Cash Dividend

CHRISTIANSTED, U.S. Virgin Islands, December 20, 2018 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock. Front Yard will pay this quarterly dividend on January 11, 2019 to all stockholders of record as of the close of business on December 31, 2018.

About Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company's actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company's ability to integrate newly acquired rental assets into the portfolio; the ability to successfully and efficiently integrate and operate the Company’s newly acquired property manager or effectively perform the property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; the Company’s ability to acquire single-family rental properties generating attractive returns; the Company’s ability to sell non-rental real estate assets on favorable terms or at all; the Company’s ability to predict costs; the Company’s ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; the Company’s ability to obtain and access financing arrangements on favorable terms or at all; the Company’s ability to deploy the net proceeds from financings or asset sales to acquire target assets in a timely manner or at all; the Company's ability to maintain adequate liquidity and meet the requirements under its financing arrangements; the Company’s ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of external property managers to effectively perform their obligations under their agreements with the Company; the Company's failure to qualify or maintain qualification as a REIT; the Company’s failure to maintain its exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company's current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law.